Exhibit 99.1

NovaBay Pharmaceuticals Reports First Quarter 2019 Financial Results

Conference call begins today at 4:30 p.m. Eastern time

EMERYVILLE, Calif. (May 9, 2019) – NovaBay® Pharmaceuticals, Inc. (NYSE American: NBY), a biopharmaceutical company focusing on commercializing prescription Avenova® for the domestic eye care market, reports financial results for the three months ended March 31, 2019 and provides a business update.

“As we discussed when reporting fourth quarter 2018 financial results, net sales for the first quarter of 2019 were impacted by significant industry-wide changes in the reimbursement of branded pharmaceutical products,” said Justin Hall, interim President and CEO. “Our objective remains to make Avenova affordable to patients through rebates and coupons. However, the annual reset in healthcare plan deductibles, the continuing trend toward individual high-deductible healthcare plans along with the decision by certain nationwide insurers to end reimbursement coverage for Avenova are affecting unit sales and gross-to-net pricing more than in past years.

“We are adapting to this new reimbursement environment with various strategies to ensure that Avenova is affordable and accessible to all patients while providing NovaBay with appropriate economics,” he said. “We have expanded our partner pharmacy program that serves patients in all 50 states, ensuring product availability at the best pricing. This program has the added benefit of contracted pricing for Avenova, therefore improving our gross-to-net pricing. We are also opening opportunities for more eye care specialists to access our in-office sales channel in which they resell Avenova at affordable prices directly to their patients. We plan in the coming months to further broaden access to Avenova through an entirely new direct-to-patient sales channel.

“In March we implemented the strategic shift in our commercial operations and, as such, expenses for the first quarter reflect our prior strategy,” he added. “We expect to begin realizing cost savings from this reduction in force in the second quarter, and to significantly reduce operating expenses over the remainder of 2019.”

First Quarter Financial Results

Net sales for the first quarter of 2019 were $1.5 million compared with $2.9 million for the first quarter of 2018, with the decrease due to lower unit sales and lower gross-to-net pricing of Avenova. Gross margin on net product revenue was 77% for the first quarter of 2019 compared with 91% for the prior-year period, with the decrease due to lower product revenue.

Sales and marketing expenses for the first quarter of 2019 were $3.5 million compared with $3.4 million for the first quarter of 2018. General and administrative expenses for the first quarters of 2019 and 2018 were unchanged at $1.6 million. Research and development expenses for the first quarter of 2019 were $85,000 compared with $46,000 for 2018.

Operating loss for the first quarter of 2019 was $4.1 million compared with an operating loss of $2.4 million for the first quarter of 2018.

Non-cash loss on the change of fair value of warrant liability for the first quarter of 2019 was $0.1 million compared with a non-cash gain of $0.2 million for the first quarter of 2018.

Non-cash loss on the embedded derivative associated with the convertible note for the first quarter of 2019 was $0.6 million. The Company did not record a comparable loss or gain for the first quarter of 2018. The Company is working with its auditors and outside consultants regarding the valuation of the convertible note, which may cause a variation in the financials reported in the Company’s Form 10-Q.

The net loss for the first quarter of 2019 was $4.8 million, or $0.28 per share, compared with a net loss for the first quarter of 2018 of $2.2 million, or $0.13 per share.

NovaBay reported cash and cash equivalents of $2.9 million as of March 31, 2019, compared with $3.2 million as of December 31, 2018.

Conference Call

NovaBay management will host an investment community conference call today beginning at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss the Company’s financial and operational results and to answer questions. Shareholders and other interested parties may participate in the conference call by dialing 800-608-8202 from within the U.S. or 702-495-1913 from outside the U.S., with the conference identification number 8495204.

A live webcast of the call will be available at http://novabay.com/investors/events and will be archived for 90 days. A replay of the call will be available beginning two hours after call ends through 8:59 p.m. Eastern time May 17, 2019 by dialing 855-859-2056 from within the U.S. or 404-537-3406 from outside the U.S., and entering the conference identification number 8495204.

Receipt of Audit Opinion with Going Concern Qualification

As disclosed in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the Securities and Exchange Commission on March 29, 2019 and amended on April 12, 2019, the Company’s audited financial statements contained a going concern explanatory paragraph in the audit opinion from its independent registered public accounting firm. This announcement does not represent any change or amendment to the Company’s financial statements or to its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as amended.

About Avenova®

Avenova is an eye care product formulated with our proprietary, stable and pure form of hypochlorous acid. It has proven in laboratory testing to have broad antimicrobial properties as a preservative in solution as it removes foreign material including microorganisms and debris from the skin on the eyelids and lashes without burning or stinging. Avenova is marketed to optometrists and ophthalmologists throughout the U.S. by NovaBay’s direct salesforce. It is accessible from more than 90% of retail pharmacies in the U.S. through agreements with McKesson Corporation, Cardinal Health and AmerisourceBergen.

About NovaBay Pharmaceuticals, Inc.: Going Beyond Antibiotics®

NovaBay Pharmaceuticals, Inc. is a biopharmaceutical company focusing on commercializing and developing its non-antibiotic anti-infective products to address the unmet therapeutic needs of the global, topical anti-infective market with its two distinct product categories: the NEUTROX® family of products and the AGANOCIDE® compounds. The Neutrox family of products includes AVENOVA® for the eye care market, NEUTROPHASE® for wound care market, and CELLERX® for the aesthetic dermatology market. The Aganocide compounds, still under development, have target applications in the dermatology and urology markets.

Forward-Looking Statements

This release contains forward-looking statements that are based upon management’s current expectations, assumptions, estimates, projections and beliefs. These statements include, but are not limited to, statements regarding our business strategies and future focus, our estimated future revenue, and generally the Company’s expected future financial results. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, risks and uncertainties relating to the size of the potential market for our products, improving sales rep productivity and product distribution, obtaining adequate insurance reimbursement, and any potential regulatory problems. Other risks relating to NovaBay’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this press release, are detailed in NovaBay’s latest Form 10-Q/K filings with the Securities and Exchange Commission, especially under the heading “Risk Factors.” The forward-looking statements in this release speak only as of this date, and NovaBay disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

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Avenova Purchasing Information

For NovaBay Avenova purchasing information:

Please call 800-890-0329 or email sales@avenova.com.

www.Avenova.com

NovaBay Contact

Justin Hall

Interim President and Chief Executive Officer

510-899-8800

jhall@novabay.com

Investor Contact

LHA Investor Relations

Jody Cain

310-691-7100
jcain@lhai.com

Financial tables to follow

NOVABAY PHARMACEUTICALS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value amounts)

	March 31,	December 31,
	2019	2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,932	$3,183
Accounts receivable, net of allowance for doubtful accounts ($24 and $10 at March 31, 2019 and December 31, 2018, respectively)	2,430	3,385
Inventory, net of allowance for excess and obsolete inventory and lower of cost or estimated net realizable value adjustments ($110 and $104 at March 31, 2019 and December 31, 2018, respectively)	302	280
Prepaid expenses and other current assets	1,451	1,760
Total current assets	7,115	8,608
Operating lease right-of-use assets	1,870	-
Property and equipment, net	193	201
Other assets	542	552
TOTAL ASSETS	$9,720	$9,361

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Current liabilities:
Accounts payable	$462	$551
Accrued liabilities	2,860	3,255
Deferred revenue	-	41
Operating lease liabilities	1,073	-
Notes payable, related party	1,019	-
Total current liabilities	5,414	3,847
Operating lease liabilities-non-current	1,143	-
Deferred rent	-	184
Warrant liability	179	178
Convertible note	33	-
Embedded derivative liabilty associated with the conevertible note	2,410	-
Other liabilities	201	198
Total liabilities	9,380	4,407

Stockholders' equity :
Preferred stock: 5,000 shares authorized; none outstanding at March 31, 2019 and December 31, 2018	—	—
Common stock, $0.01 par value; 50,000 shares authorized; 17,095 and 17,089 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	171	171
Additional paid-in capital	120,300	119,764
Accumulated deficit	(120,131)	(114,981)
Total stockholders' equity	340	4,954
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$9,720	$9,361

NOVABAY PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(in thousands except per share data)

	Three Months Ended March 31,
	2019	2018
Sales:
Product revenue, net	$1,450	$2,934
Other revenue	41	13
Total sales, net	1,491	2,947

Product cost of goods sold	341	251
Gross profit	1,150	2,696

Research and development	85	46
Sales and marketing	3,531	3,396
General and administrative	1,605	1,622
Total operating expenses	5,221	5,064
Operating loss	(4,071)	(2,368)

Non cash (loss) gain on changes in fair value of warrant liability	(57)	214
Non cash loss on embedded derivative associated with the convertible note	(592)	-
Other (expense) income, net	(73)	4

Loss before provision for income taxes	(4,793)	(2,150)
Provision for income tax	(1)	-
Net loss and comprehensive loss	$(4,794)	$(2,150)

Net loss per share attributable to common stockholders, basic	$(0.28)	$(0.13)
Net loss per share attributable to common stockholders, diluted	$(0.28)	$(0.14)
Weighted-average shares of common stock outstanding used in computing net loss per share of common stock
Basic	17,093	16,406
Diluted	17,093	16,670

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